THE SECURITIES REPRESENTED BY THIS AGREEMENT (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), SECTION 10-5-9(13) OF THE OFFICIAL CODE OF GEORGIA ANNOTATED (THE "GEORGIA CODE"), AND APPROPRIATE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION SATISFACTORY TO THE ISSUER OF COMPLIANCE WITH THE 1933 ACT, THE GEORGIA CODE AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS.

                             STOCK OPTION AGREEMENT

         THIS OPTION AGREEMENT (this "Agreement"), effective as of May 6, 1997, by and between LAW COMPANIES GROUP, INC., a Georgia corporation (the "Company") and Virgil R. Williams and James M. Williams, each a resident of the State of Georgia (jointly and severally, "Optionee").


                              W I T N E S S E T H:


         WHEREAS, the Company and Optionee have entered into a Securities Purchase Agreement dated March 21, 1997 (the "Securities Purchase Agreement").

         WHEREAS, pursuant to the Securities Purchase Agreement, the Company has agreed to grant to Optionee an option to purchase up to 900,000 shares of Common Stock of the Company.

         WHEREAS, the Company and Optionee desire to enter into this Agreement to set forth the terms and conditions upon which such option shall be granted by the Company and exercised by Optionee.

         NOW, THEREFORE, in consideration of the mutual benefits to each party, it is agreed as follows:

         1. Option. Subject to the terms and conditions set forth herein, Optionee shall have the right to purchase at any time on or before December 31, 2006 (the "Expiration Date"), up to 900,000 shares of Common Stock of the
Company (subject to certain adjustments set forth herein); such shares hereinafter are referred to as the "Option Shares," and this option hereinafter is referred to as the "Option."

         2. Option Price. Subject to adjustment in accordance with the terms of this Agreement, the price per share for each of the Option Shares to be paid by Optionee shall be as follows (the "Option Price"):

     (a) With respect to Option Shares purchased at any time from July 1, 1997 through June 30, 1998, the Option Price shall be $16.50 per Option Share;

     (b) With respect to Option Shares purchased at any time from July 1, 1998 through June 30, 1999, the Option Price shall be $20.00;

     (c) With respect to Option Shares purchased at any time from July 1, 1999 through June 30, 2000, the Option Price shall be $24.50;

     (d) With respect to Option Shares purchased at any time from July 1, 2000 through June 30, 2001, the Option Price shall be $29.00; and

     (e) With respect to Option Shares purchased at any time after June 30, 2001 and on or before the Expiration Date, the Option Price shall be $33.00. Each of the twelve-month periods specified above are referred to hereinafter as a "Twelve-Month Period."

         3.       Exercise Terms.

                  (a) Method of Exercise. This Option may be exercised only by delivery, from Optionee to the Board of Directors of the Company (the "Board") or the Board's designee, of (a) a written notice of exercise executed by Optionee (the "Notice of Exercise"), and (b) the delivery of a cashier's check payable to the Company or by wire transfer of immediately available funds to an account designated from time to time by the Company for such purpose, of the amount equal to the number of shares being purchased as stated in the Notice of Exercise multiplied by the Option Price per share. The Notice of Exercise shall be substantially in the form set forth as Exhibit A attached hereto and made a part hereof and shall identify this Option, together with the number of shares with respect to which Optionee is exercising the Option. As promptly as practicable after receipt of both payment and the Notice of Exercise, the Company shall issue and deliver to Optionee a certificate or certificates for the applicable number of shares of Common Stock. Such certificates evidencing the shares of Common Stock purchased pursuant to the exercise of this Option shall bear restrictive legends similar to those at the head of this Agreement, a legend referencing transfer restrictions set forth in the Company's Restated Articles of Incorporation, and any other legend required pursuant to any federal, state, local or foreign law governing the Common Stock.

                  (b) Available Exercise Amount. Optionee may exercise this Option for all of the then available Option shares or may exercise this Option for less than the full number of the then available Option Shares; provided, that in any Twelve-Month Period following a Twelve-Month Period in which Optionee does not exercise any portion of this Option or exercises this Option for less than the full number of the then available Option Shares, the number of Option Shares available to be purchased in such following Twelve-Month Period shall be reduced (but not below 200,000) as follows (the number of shares by which the number of available Option Shares is reduced each Twelve-Month Period in accordance herewith shall be referred to herein as the "Takeaway"):

                           (i) After June 30, 1998, if Optionee has not purchased any Option Shares pursuant to this Option prior to June 30, 1998, the Takeaway each Twelve-Month Period shall be 175,000 shares. For example, if no Option Shares are purchased prior to June 30, 1998, the number of available Option Shares for the period from July 1, 1998 through June 30, 1999 will be 900,000 - 175,000, or 725,000, and then, if no Option Shares are purchased during the period from July 1, 1998 through June 30, 1999, the number of available Option Shares for the period from July 1, 1999 through June 30, 2000 will be 550,000.

                           (ii) In each Twelve-Month Period that Optionee exercises this Option for less than all of the Option Shares available in that particular Twelve-Month Period (the "Base Year"), the Takeaway for the following Twelve-Month Period shall be determined by multiplying the Takeaway for the Base Year by a fraction, the denominator of which is the maximum number of Option Shares available at the beginning of the Base Year and the numerator of which is the remaining number of Option Shares available for exercise at the end of the Base Year. For example, if no Option Shares were purchased in prior to June 30, 1998, and 100,000 Option Shares were purchased during the period from July 1, 1998 through June 30, 1999, (from the 725,000 available Option Shares for such period), the Takeaway for 1999 would be (725,000 - 100,000)/725,000 X 175,000, or 150,862. Therefore,
         725,000  -  100,000  -  150,862,  or  474,138  Option  Shares  would be available for the period from July 1, 1999 through June 30, 2000. The reduced Takeaway determined by the formula described herein shall then be applicable for each following Twelve-Month Period, subject to further reduction in accordance with such formula by reason of any exercise of part of the Option during subsequent Twelve-Month Periods.

                           (iii) In no event shall the Takeaway reduce the number of Option Shares available to be purchased pursuant to this Option to less than 200,000 Option Shares.

                  (c) Adjustments Upon Certain Events. The number of Option Shares available and the Option Price shall be adjusted as follows:

     (i) In the event of any capital reorganization or any consolidation or merger of the Company with or into another person (each, a "Reorganization"), Optionee shall have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Option and in lieu of the shares of the Common Stock of the Company then purchasable and receivable upon the exercise of the rights represented by this Option, the kind and number of shares of stock, securities or other property (including cash) of the Company, or other corporation resulting from such consolidation or surviving such merger, to which the holder of the number of outstanding shares of such Common Stock equal to the number of shares of such stock then purchasable and receivable upon the exercise of the rights represented by this Option immediately prior to such Reorganization would have been entitled to receive with respect to such Reorganization, and in any such case appropriate provision shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of Optionee to the end that the provisions herein set forth shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter deliverable upon the exercise of this Option. The provisions of this Section 3(c)(i) shall similarly apply to successive Reorganizations.

     (ii) If outstanding shares of Common Stock shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Corporation convertible or exchangeable into shares of Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), shall be paid in respect to the Common Stock (but in all cases excluding any such events if material value is paid to the Corporation in connection therewith), (a) the number of shares of Common Stock which may be acquired by Optionee upon the exercise of this Option shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and (b) the Option Price shall be adjusted to a price determined by multiplying the Option Price in effect immediately prior to such subdivision or dividend by a fraction, the numerator of which is the number of shares of Common Stock for which this Option is exercisable immediately before such subdivision or dividend, and the denominator of which is the number of shares of Common Stock for which this Option is exercisable immediately after giving effect to such subdivision or dividend. Conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock which may be acquired by Optionee upon the exercise of this Option shall, simultaneously with the effectiveness of such combination, be proportionately reduced and the Option Price shall be adjusted in accordance herewith.

     (iii) If the Company shall issue Common Stock at a price per share less than the Option Price per share of Common Stock on the date of such issuance (the "Determination Date"), then and in each such case, the Option Price shall be adjusted to a price determined by dividing the sum of (a) the number of shares of Common Stock outstanding immediately prior to the Determination Date multiplied by the Option Price in effect immediately prior to the Determination Date, plus (b) the aggregate consideration, if any, received by the Company upon such issuance of additional shares, by the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Determination Date, plus (y) the number of additional shares of Common Stock issued. The number of shares of Common Stock into which this Option is exercisable at the opening of business on the next day following the Determination Date shall also be adjusted to equal the number of shares into which this Option is exercisable immediately prior to the Determination Date multiplied by a fraction, the denominator of which is the Option Price after giving effect to the adjustment in this Section 3(c)(iii), and the numerator of which is the Option Price in effect immediately prior to the Determination Date.

     (iv) If the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for, or to purchase, or any warrants or options (other than options issued to employees) for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (collectively, "Convertible Securities"), whether or not such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Convertible Securities (determined by dividing the total amount, if any, received or receivable by the Company as consideration for such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Convertible Securities or the exchange therefore, by the maximum aggregate number of shares of Common Stock issuable upon the exercise of such Convertible Securities) shall be less than the Option Price per share of Common Stock in effect immediately prior to the time of the granting or issuance of such Convertible Securities, then the aggregate number of shares of Common Stock available under this Option and the Option Price shall both be adjusted in accordance with Section 3(c)(iii) hereof as though such shares of Common Stock for which such Convertible Securities are convertible or exchangeable were actually issued at the aforementioned price on the date of the issuance of such Convertible Securities; provided however, that upon the expiration of such Convertible Securities without exercise, conversion, or exchange, the Exercise Price and the number of common shares issuable upon the exercise of this Option shall both be readjusted as though such Convertible Securities had not been issued.

     (v) Notwithstanding anything in this Section 3(c) to the contrary, no adjustment to the number of available Option Shares or to the Option Price shall be made for shares of Common Stock, or Convertible Securities convertible or exchangeable for shares of Common Stock, issued or paid to Optionee.

         4. Notice of Certain Events. In case at any time:

     (i) the Company shall declare or pay any dividend or make any distribution to the holders of its Common Stock;

     (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

     (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

     (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of the above cases, the Company shall give written notice to Optionee in accordance with this Agreement of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in said dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given not less than 30 days prior to the record date or the date on which the transfer books of the Company are closed in respect to such record date in the case of an action specified in clause (i), and at least 30 days prior to the action in question in the case of an action specified in clauses (ii) or (iii).

         5. Agreement of Optionee. Optionee hereby agrees to hold all of the Option Shares acquired by Optionee pursuant to Optionee's exercise of this Option for investment purposes and not with a view to resale or distribution thereof to the public. Optionee hereby agrees to execute such documents as the Board may require with respect to state and federal securities laws.

         6. No Impairment. The Company will not, by amendment of its Restated Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Option, but will at all times in good faith assist in the carrying out of all the provisions of this Option and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Optionee.

         7. No Voting Rights. This Option shall not entitle the Optionee to any voting rights or other rights as a stockholder of the Company, and no dividend or interest shall be payable or accrue in respect of this Option or the interest represented by or the shares purchasable under this Option until and unless, and except to the extent that, this Option shall be exercised.

         8. Stock Certificates. The issuance of stock certificates upon the exercise of this Option shall be made without charge to the Optionee for any tax (other than taxes attributable to any difference between the fair market value and the Option Price on the date of the exercise of this Option or transfer taxes resulting from issuance of stock certificates to a person other than the Optionee) in respect of the issue of such stock. The Optionee shall for all purposes be deemed to have become the holder of record of the shares issued upon exercise of this Option on the date both payment and the Notice of Exercise are delivered to the Company, irrespective of the date of delivery of the certificate for such shares, except that, if the date the Notice of Exercise is delivered to the Company is a date the Company is closed for business, the Optionee shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the Company is open for business.

         9.       Miscellaneous.

                  (a) Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier or express mail service), postage or fees prepaid, if to the Company to:

                           Law Companies Group, Inc.
                           3 Ravinia Drive, Suite 1830
                           Atlanta, Georgia 30346
                           Attention: Mr. Bruce C. Coles
                  with a copy to:

                           Long Aldridge Norman LLP
                           303 Peachtree Street, N.E., Suite 5300
                           Atlanta, Georgia 30308
                           Attention: Mr. F. T. Davis, Jr.

                  if to Optionee to:

                           Mr. Virgil R. Williams
                           Mr. James M. Williams
                           2076 West Park Place
                           Stone Mountain, Georgia 30087

                  with a copy to:

                           Arnall Golden & Gregory, LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309
                           Attention:  Mr. Jonathan Golden

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

                  (b) This Agreement is being made in, and shall be construed in accordance with and governed by the laws of the State of Georgia, without giving effect to, the principles of conflicts of law thereof.

                  (c) This Agreement, together with the other "Transaction Documents" (as defined in the Security Purchase Agreement), constitute the sole understanding of the parties with respect to the subject matter hereof.

                  (d) The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

                  (e) This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                  (f) The Board shall have the sole and final authority in any matter relating to the interpretation of this Agreement or any provision of this Agreement.

                  (g) This Agreement shall be transferable, in whole or in part. Upon any such transfer, Optionees shall promptly notify the Company of the name and address of any such transferee.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.

                                                     LAW COMPANIES GROUP, INC.


                                                By:
                                                     Bruce C. Coles,
                                                     Chairman, CEO and President
                                    OPTIONEE:


                                              ---------------------------------
                                                          Virgil R. Williams

                                              ---------------------------------
                                                          James M. Williams

                                    EXHIBIT A

                               NOTICE OF EXERCISE


         Pursuant   to  the  terms  of  the  Stock   Option   Agreement,   dated
________________,   between  Law  Companies  Group,  Inc.  and  the  undersigned
Optionee, which Agreement is made a part hereof and incorporated herein by reference, Optionee hereby exercises its option to purchase _____ of its Option Shares. Optionee hereby delivers, together with this written statement of exercise, the full Option Price with respect to the exercised Option Shares in the form of a cashier's check payable to the Company, or by wire transfer of immediately available funds to an account designated from time to time by the Company for such purpose, in the total amount of $_______________.

         Executed this _____ day of _______________, 19__.


                                    OPTIONEE:


                                           -------------------------------------
                                Signature


                                           -------------------------------------
                                                     Print or Type Name



     Law Companies Group, Inc. hereby  acknowledges  receipt of the above notice
of   exercise   and   payment   of  the   Option   Price   this   _____  day  of
____________________, 19__.

                                                     LAW COMPANIES GROUP, INC.


                                                By:
                                                     Bruce C. Coles
                                                     Chairman, CEO and President